Exhibit 99.3

INDEX TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL STATEMENTS

Pinnacor’s Unaudited Pro Forma Condensed Combining Balance Sheet as of September 30, 2002

Pinnacor’s Unaudited Pro Forma Condensed Combining Statement of Operations for the Nine Months Ended September 30, 2002

Pinnacor’s Unaudited Pro Forma Condensed Combining Statement of Operations for the Year Ended December 31, 2001

Notes to Unaudited Pro Forma Condensed Combining Financial Information

PINNACOR INC’S ACQUISITION OF THE OPERATING ASSETS OF INLUMEN, INC.

On November 20, 2002, Broad Acquisition Corp., a wholly-owned subsidiary of Pinnacor Inc. (the “Company”) completed the acquisition of the operating assets of Inlumen, Inc. ("Inlumen") a Delaware corporation. The total purchase price of the acquisition was approximately $2.6 million, comprised of approximately $2.4 million paid in cash (net of cash received of approximately $66,000) and approximately $185,000 of transaction costs . The acquisition of Inlumen’s operating assets has been accounted for as a purchase business combination by the Company.

The accompanying Unaudited Pro Forma Condensed Combining Balance Sheet of Pinnacor and Inlumen has been prepared as if the combination had been completed as of September 30, 2002. The accompanying Unaudited Pro Forma Condensed Combining Balance Sheet combines both Pinnacor’s and Inlumen’s historical balance sheets as of September 30, 2002 to reflect those operating assets acquired and assumed liabilities from Inlumen.

The accompanying Unaudited Pro Forma Condensed Combining Statements of Operations, for both the nine months ended September 30, 2002 and the year ended December 31, 2001, assume the purchase of Inlumen’s operating assets had been completed on January 1, 2001, and combine both Pinnacor’s and Inlumen’s historical Statements of Operations.

The Inlumen purchase price has been allocated based on preliminary estimates of the fair market value of the acquired assets and liabilities.  See Note 1 to the Notes to Unaudited Pro Forma Condensed Combining Financial Statements.  The pro forma adjustments are subject to change pending a final analysis of the fair values of the assets acquired and liabilities assumed.  The impact of these changes could be material.

PINNACOR INC.

UNAUDITED PRO FORMA CONDENSED COMBINING BALANCE SHEET

AS OF September 30, 2002

	Historical Amounts		Pro forma		Pro forma
	Pinnacor	Inlumen	Adjustments		Combined
Current Assets:
Cash and cash equivalents	$15,679,318	$6,317,228	$(2,430,322	)(a)	$13,248,996
			(6,317,228	)(b)
Marketable securities	38,859,298				38,859,298
Accounts receivable, net	3,380,551	315,141	(8,563	)(b)	3,687,129
Receivables from related parties		4,731	(4,731	)(b)	—
Prepaid expenses and other current assets	1,095,490	521,108	(418,970	)(b)	1,197,628
Total current assets	59,014,657	7,158,208	(9,179,814)		56,993,051

Property and equipment, net of accumulated depreciation	5,869,907	1,556,706	(1,055,860	)(b)	6,370,753
Other assets	657,944				657,944
Restricted cash		624,282	(624,282	)(b)	—
Investment in unconsolidated subsidiary		596,649	(596,649	)(b)	—
Other intangible assets-net of accumulated amortization	2,420,833				2,420,833

Goodwill	32,609,482		2,125,143	(a)	34,734,625
TOTAL ASSETS	$100,572,823	$9,935,845	$(9,331,462)		$101,177,206

Liabilities, Mandatorily Redeemable Convertible Preferred Stock and Stockholders' Equity

Current Liabilities:
Accounts payable and accrued expenses	$4,148,879	$1,616,693	$(1,365,131	)(b)	$4,400,441

Deferred revenue	7,755,516	102,001	(15,295	)(b)	7,842,222
Current portion of capital lease obligations	1,715,267		81,360	(b)	1,796,627
Accrued restructuring expenses	913,496				913,496
Accrued transaction costs		301,139	184,755	(a)	184,755
			(301,139	)(b)
Due to related parties		510,000	(510,000	)(b)	—
Total current liabilities	14,533,158	2,529,833	(1,925,450)		15,137,541

Noncurrent Liabilities:
Capital lease obligations, less current portion	1,450,633				1,450,633
Long term liabilities		1,255,060	(1,255,060	)(b)	—
Total liabilities	15,983,791	3,784,893	(3,180,510)		16,588,174
Mandatorily redeemable convertible preferred stock		57,778,505	(57,778,505	)(c)
Common stock	447,605	1	(1	)(c)	447,605
Common stock warrants	1,708,304				1,708,304
Additional paid-in capital	225,132,382	1,628,254	(1,628,254	)(c)	225,132,382
Deferred compensation	(380,442)				(380,442)
Treasury stock	(4,074,589)				(4,074,589)
Accumulated deficit	(138,472,437)	(53,255,808)	53,255,808	(c)	(138,472,437)
Accumulated other comprehensive income	228,209				228,209
Total mandatorily redeemable convertible preferred stock and stockholders’ equity	84,589,032	6,150,952	(6,150,952)		84,589,032
Total liabilities, mandatorily redeemable convertible preferred stock and stockholders’ equity	$100,572,823	$9,935,845	$(9,331,462)		$101,177,206

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

PINNACOR INC.

Unaudited Pro forma Condensed Combining Statement of Operations

For the Nine Months Ended September 30, 2002

	Pinnacor	Inlumen	Pro Forma Adjustments		Total
REVENUES	$26,363,796	$3,917,202			$30,280,998

OPERATING EXPENSES:
Cost of Revenue	8,558,395	1,772,849			10,331,244

Research and development	5,737,187				5,737,187

Compensation and benefits		3,856,227			3,856,227

Sales and marketing	7,501,287	18,478			7,519,765

General and administrative	5,397,298	2,383,128	(490,828	)(b)	7,289,598

Depreciation and amortization	3,234,014		490,828	(b)	3,441,059
Restructuring, asset abandonment, and other charges	2,462,744		(283,783	)(b)	2,462,744

Deferred compensation	(356,075)	—			(356,075)

Total operating expenses	32,534,850	8,030,682	(283,783)		40,281,749

OPERATING LOSS	(6,171,054)	(4,113,480)	(283,783)		(10,000,751)

Other Income (Expense)
Interest expense	(242,106)				(242,106)
Other income (expense) and net interest expense		(719,227)			(719,227)

Loss on equity investments		(358,519)	(358,519)	(a)	—
Foreign currency translation
Interest income	1,570,728	—			1,570,728
Total Other Income (Expense)	1,328,622	(1,077,746)	(358,519)		609,395

PRO FORMA COMBINED NET LOSS	$(4,842,432)	$(5,191,226)	$(642,302)		$(9,391,356)
BASIC NET LOSS PER COMMON SHARE	$(.11)				$(.22)

Weighted average number of shares outstanding	42,528,508				42,528,508

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

PINNACOR INC.

Unaudited Pro forma Condensed Combining Statement of Operations

For the Year Ended December 31, 2001

	Pinnacor	Inlumen	Pro forma Adjustments		December 31, 2001
REVENUES	$30,951,528	$8,079,919			$39,031,447

COST OF REVENUES	9,210,844	3,338,180	$(301,280	)(b)	12,247,744

OPERATING EXPENSES:

Research and development	7,853,478				7,853,478

Compensation and Benefits		9,048,316			9,048,316

Sales and marketing	14,512,318	269,606			14,781,924

General and administrative	13,111,678	3,963,739	(663,460	)(b)	16,411,957

Amortization of goodwill		4,481,472	(4,481,472	)(a)	—
Depreciation and Amortization	5,456,470		663,460	(b)	5,732,530
			(387,400	)(b)
Restructuring, asset abandonment, and other charges	12,239,202	14,287,913	(14,287,913	)(a)	12,239,202

Deferred compensation	880,630	—			880,630
Total operating expenses	63,264,620	35,389,226	(19,458,065)		79,195,781

OPERATING LOSS	(32,313,092)	(27,309,307)	(19,458,065)		(40,164,334)
Other Income (Expense)
Interest expense	(493,539)				(493,539)
Other Income and net interest		530,918			530,918
Loss on impaired investments	(399,987)				(399,987)
Loss on equity investments		(972,332)	(972,332	)(a)	—
Interest income	4,157,740	—			4,157,740
Total Other Income (Expense)	3,264,214	(441,414)	(20,430,397)		3,795,132
Provision for Income Taxes		45,520			45,520
PRO FORMA COMBINED NET LOSS	$(29,048,878)	$(27,796,241)	$(20,430,397)		$(36,414,722)

BASIC NET LOSS PER COMMON SHARE	$(.73)				$(.92)
Weighted average number of shares outstanding	39,670,295				39,670,295

See Notes to Unaudited Pro Forma Condensed Combining Financial Information

PINNACOR INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINING FINANCIAL INFORMATION

1.                              Basic Presentation Principals.

The accompanying unaudited pro forma financial information is presented for illustrative purposes and is not necessarily indicative of the results of operations that would have been reported if the combination had been completed as presented in the accompanying unaudited pro forma condensed combined balance sheet and operating statements.  Actual statements of operations of the companies will be consolidated commencing on November 20, 2002, the closing date of the acquisition.  The unaudited pro forma condensed combining financial information presented is based on, and should be read in conjunction with, the historical consolidated financial statements and the related notes thereto for both the Company and Inlumen.

On November 20, 2002, the Company’s wholly-owned subsidiary, Broad Acquisition Corp. (the “Acquisition Corp”) completed the acquisition of certain of the operating assets of Inlumen, Inc., a Delaware corporation.  The combination with Inlumen has been accounted for as a purchase business combination by the Company.

The accompanying unaudited pro forma condensed combining balance sheet of the Company and Inlumen has been prepared as if the combination had been completed as of September 30, 2002.

The accompanying unaudited pro forma condensed combining statements of operations, for both the nine months ended September 30, 2002 and the year ended December 31, 2001, assume the combination with Inlumen had been completed on January 1, 2001.

The unaudited pro forma condensed combining financial statements are based on estimates and assumptions.  These estimates and assumptions are preliminary and have been made solely for purposes of developing this pro forma information.  Unaudited pro forma condensed consolidated combining financial information is presented for illustrative purposes only and is not necessarily indicative of the operating results that would have been achieved if the acquisition of Inlumen had been consummated at the beginning of the period indicated, nor is it necessarily indicative of the results of future operations.  The pro forma condensed combining financial information does not give effect to any cost savings or restructuring and integration costs that may result from the integration of Pinnacor and Inlumen’s businesses. Costs related to restructuring and integration have not yet been determined, if any.

The total purchase price was approximately $2.6 million.  The Company paid a total of $2.4 million in cash.  This includes $500,000 into an escrow account for possible purchase price adjustments The Company also incurred approximately $185,000 in acquisition expenses.

The Company paid for the acquisition by using its cash and cash equivalents.  The total purchase price of approximately $2.6 million was allocated to assets acquired and liabilities assumed.

The allocation of Inlumen’s purchase price among the assets acquired and liabilities assumed is based on preliminary estimates of the fair market value.  These estimates of fair market value could change based on the completion of the Company’s evaluation of the assets and liabilities of Inlumen, including finalization of an appraisal of the assets acquired.

The following table sets forth the components of the estimated purchase price:

Cash paid, net of cash received of $66,208	$2,430,322

Accrued transaction costs	184,755

Total purchase price	$2,615,077

The following table provides the preliminary estimated fair value of the acquired assets and liabilities assumed based upon Inlumen, Inc’s September 30, 2002 balance sheet:

Assets
Accounts receivable	$306,578
Prepaid expenses and other	102,138
Fixed assets	500,846

Liabilities
Accounts payable and other accrued liabilities	(332,922)
Deferred revenue	(86,706)
Estimated fair value of net assets acquired	489,934
Preliminary goodwill	2,125,143
Estimated fair value of net assets acquired and preliminary goodwill	$2,615,077

In June 2001, the Financial Accounting Standards Board issued Statements of Financial Accounting Standards (“SFAS”) No. 141, Business Combinations, and No. 142, Goodwill and Other Intangible Assets, effective for fiscal years beginning after December 15, 2001.  Under the new rules, goodwill and intangible assets deemed to have indefinite lives will no longer be amortized but will be subject to annual impairment tests in accordance with the Statements. Other intangible assets will continue to be amortized over their useful lives.

In accordance with the provisions of SFAS 142 the Company will not amortize goodwill and intangible assets with indefinite lives recorded in this combination.  The Company expects to perform an annual impairment test of goodwill and indefinite lived intangible assets and has not yet determined what effect these tests will have on the earnings and financial position of the Company.

2.             Explanations of Pro Forma Adjustments Unaudited Pro Forma Condensed Combining Balance Sheet as of September 30, 2002.

(a)- Total costs in excess of assets acquired by Pinnacor in connection with  the purchase of Inlumen:

Adjustment to calculate goodwill and to allocate the purchase price to the estimated fair value of Inlumen net assets acquired:

Cash paid, net of cash received of $66,208	$2,430,322
Transaction costs	184,755
Purchase price	2,615,077
Less net assets acquired	489,934
Goodwill recognized	$2,125,143

(b)- Adjustments to exclude those assets and liabilities of Inlumen not being purchased or assumed by Pinnacor.  These items are:

Cash not included in purchase	$6,317,228
Certain specifically identified accounts payable and accrued expenses related to taxes, severance, legal and other payables	(1,365,131)
Specifically identified uncollectible customer accounts receivable not retained in purchase	8,563
Receivables from Inlumen’s related parties not purchased	4,731
Prepaid expenses relating to insurance and real estate taxes	418,970
Specifically identified fixed assets	1,055,860
Restricted cash	624,282
Investment in unconsolidated subsidiary	596,649
Certain specifically identified adjustments to deferred revenue	(15,295)
Acrued transaction costs	301,139
Due to related parties	(510,000)
Long term liabilities	(1,255,060)
Total net assets not acquired	$5,579,658

Reconciliation of net assets acquired and liabilities assumed as of September 30, 2002 is as follows:

	Inlumen September 30, 2002 Unaudited Balance Sheet	Assets and liabilities not acquired or assumed	Net assets acquired or assumed
Cash and cash equivalents	$6,317,228	$(6,317,228)	$—

Accounts receivable, net	315,141	(8,563)	306,578

Receivables from related parties	4,731	(4,731)	—

Prepaid expenses and other current assets	521,108	(418,970)	102,138

Property and equipment, net of accumulated depreciation	1,556,706	(1,055,860)	500,846

Restricted cash	624,282	(624,282)	—

Investment in unconsolidated subsidiary	596,649	(596,649)	—

Accounts payable and accrued expenses	(1,616,693)	1,365,131	(251,562)

Deferred revenue	(102,001)	15,295	(86,706)

Accrued transaction costs	(301,139)	301,139	—

Capital leases from accounts payable and accrued expenses		81,360	(81,360)

Due to related parties	(510,000)	510,000	—

Long term liabilities	(1,255,060)	1,255,060	—

Equity	(6,150,952)	6,150,952	—
Total Net Assets Acquired			$489,934

(c)- Elimination of outstanding equity balances of Inlumen as of September 30, 2002 not retained by Pinnacor

Unaudited Pro Forma Condensed Combining Statement of Operations For the Nine Months Ended September 30, 2002

As Pinnacor acquired certain assets and assumed certain liabilities of Inlumen, the following adjustments are needed to properly reflect the operations of these combined assets and liabilities for the nine months ended September 30, 2002.

(a)         To record an adjustment to reverse the recorded loss of $358,519 for the nine months ended September 30, 2002 relating to Inlumen's equity investments that were not acquired by Pinnacor.

(b)         To record an adjustment to decrease depreciation expense for $283,783 related to those fixed assets not acquired by Pinnacor, and to reclass Inlumens actual depreciation expense of $490,828, from General and administrative expense to Depreciation and amortization.

Unaudited Pro Forma Condensed Combining Statement of Operations for the Year Ended December 31, 2002

As Pinnacor acquired certain assets and assumed certain liabilities of Inlumen, the following adjustments are needed to properly reflect the operations of these combined assets and liabilities for the year ended December 31, 2001.

(a)         To reverse the following recorded expenses by Inlumen not retained by Pinnacor:

Restructuring, asset abandonment and other charges for assets not purchased of $14,287,913

Amortization of goodwill not associated with assets purchased by Pinnacor of $4,481,472

A loss on equity investments not purchased by Pinnacor of $972,332

(b)         To record an adjustment to decrease depreciation expense for $387,400 related to those fixed assets not acquired by Pinnacor, and to reclass Inlumen's actual depreciation expense from General and administrative to Depreciation and amortization of $663,460. In addition $301,280 of actual depreciation expense recorded by Inlumen included in cost of sales, was reversed for assets not acquired by Pinnacor.